Bacterin International Holdings, Inc. Receives Approval for Listing on NYSE Amex

Bacterin to begin trading under symbol “BONE” on March 7, 2011

BELGRADE, MT, – March 4, 2011 – Bacterin International Holdings, Inc. (OTCBB: BIHI) (“Bacterin”), a creator and developer of revolutionary bone graft material and anti-infective coatings for medical applications, today announced that its common stock has been approved for listing on the NYSE Amex and has chosen Knight Capital Group as its designated market maker.  Shares of Bacterin’s common stock will commence trading on the NYSE Amex on Monday, March 7, 2011 under the new ticker symbol “BONE”.

“This is truly an eventful period in our company’s history as we proudly commence the trading of our stock on the NYSE Amex.  We believe our shares will experience higher liquidity as a NYSE Amex listed company, which will raise our profile in the investment community,” said Guy Cook, founder and CEO of Bacterin.  “Over 12 years ago, we launched Bacterin with the goal to create interventional therapeutic products that encourage surgeons to treat patients earlier in the disease cascade.  As a result, our core technology in both biological scaffolds for tissue regeneration and antimicrobial coatings offers patients faster, safer and more effective healing results at a greatly reduced overall cost to the medical provider.   Today we have an increasing commercialized product portfolio uniquely addressing current trends and needs within the healthcare industry.”

“We welcome Bacterin International Holdings, Inc. to the NYSE Euronext family of listed companies and to NYSE Amex,” said Scott Cutler, EVP and Co-Head of U.S. Listings and Cash Execution, NYSE Euronext.  “Bacterin and its shareholders will benefit from superior market quality and technology, a broad array of issuer and investor services, and a global brand association.  We look forward to building a strong and lasting partnership with the Company and its shareholders.”

Prior to the listing of its common stock under ticker symbol BONE on the NYSE Amex on March 7, 2011, Bacterin's common stock will continue to trade under the symbol BIHI.OB on the OTC Bulletin Board.

Investor Contact:

Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108
Yvonne@GrannusFinancial.com

or

Guy Cook
President & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

About Bacterin International Holdings, Inc.Bacterin International Holdings, Inc. (“the “Company” or “Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of skull healing following neurosurgery and cartilage regeneration in knee and other joint surgeries.

Bacterin’s Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination.  Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot., state-of-the-art, fully compliant and FDA registered facility, equipped with five "Class 100" clean rooms.  For further information please visit www.bacterin.com.

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. These forward-looking statements are based on current expectations or beliefs and include, but are not limited to, statements about the Company’s earnings  and its expectations for the future  due to among other things, the anticipated  efforts of its sales force. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the Company; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.